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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-30217, No. 33-39638, No. 33-77332 and No. 33-75515)
pertaining to the Incentive and Non-Incentive Stock Option Plans and Employee Stock Purchase Plan of Frontier Insurance Group, Inc. of our report dated March 23, 2001, with respect to the consolidated financial statements and schedules of Frontier Insurance Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                 /s/ JOHNSON LAMBERT & CO.


Bethesda, Maryland
April 30, 2001

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-30217, No. 33-39638, No. 33-77332 and No. 33-75515)
pertaining to the Incentive and Non-Incentive Stock Option Plans and Employee Stock Purchase Plan of Frontier Insurance Group, Inc. of our report dated April 7, 2000, with respect to the consolidated financial statements and schedules of Frontier Insurance Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                 /s/ Ernst & Young LLP


New York, New York
April 20, 2001